Exhibit 99.1

FOR IMMEDIATE RELEASE

February 16, 2023

Life Storage Board of Directors Unanimously Rejects Unsolicited Proposal from Public Storage

Board Determined Proposal Significantly Undervalues the Company and its Future Growth Prospects, and Is Not in the Best Interests of Life Storage and its Shareholders

BUFFALO, N.Y.—February 16, 2023 - Life Storage, Inc. (NYSE:LSI), a leading national owner and operator of self-storage properties, today announced that the Company’s Board of Directors unanimously concluded that the acquisition proposal submitted by Public Storage on February 5, 2023, significantly undervalues Life Storage and its prospects for future growth and value creation. This determination follows a comprehensive review process conducted by the Life Storage Board in consultation with its independent financial and legal advisors.

As previously announced, Public Storage proposed to acquire in a taxable transaction all of the outstanding shares and units of Life Storage for 0.4192 shares of Public Storage common stock for each outstanding Life Storage share or unit. Based on the closing price of Public Storage common stock on Wednesday, February 15, 2023, the proposal had an implied value of approximately $126.14 per share or unit or an equity value of approximately $11 billion.

Mark G. Barberio, Non-Executive Chairman of the Life Storage Board, said, “After further and careful consideration, the Life Storage Board of Directors continues to believe that Public Storage’s proposed exchange ratio significantly undervalues the Company, and that the proposal is not in the best interests of shareholders. The Board believes Life Storage will deliver greater risk-adjusted total shareholder returns as a standalone company than through the proposed transaction. The Board is always open to and regularly evaluates opportunities to enhance shareholder value and will consider any proposal that appropriately values the Company and its prospects.”

Joseph Saffire, Life Storage’s Chief Executive Officer, said, “Life Storage has a strong platform for continued growth with a diversified portfolio in high-value, fast-growing markets and a best-in-class operating platform including leading customer service and technology solutions. The Company’s successful execution has resulted in industry-leading same-store performance, expanding operating margins and a strong balance sheet. Importantly, Life Storage is positioned to build on its momentum with accelerating top-line and FFO growth supported by pricing power, multiple revenue drivers and prudent cost management.”

In making the determination to reject the Public Storage proposal, the Life Storage Board considered a number of factors, including:

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Public Storage’s proposal significantly undervalues Life Storage and the Company’s prospects for value creation. Life Storage believes the proposed transaction is an opportunistically timed attempt to transfer Life Storage’s upside potential to Public Storage’s shareholders. Life Storage has a strong track record of value creation, with industry-leading total shareholder returns of nearly 100% and quarterly dividend growth of 80% since March 2019, when Mr. Saffire was appointed CEO of the Company. The Company expects to continue to drive superior shareholder value as it executes against its strategic pillars.

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The Company’s operating strategy and execution have resulted in best-in-class performance in attractive, rapidly growing markets. Over the past three years, Life Storage has demonstrated sector-leading operating performance, including average same store revenue and NOI growth of 9.6% and 13.0%, respectively. Since the beginning of 2019, Life Storage has grown same store rates per occupied square foot by nearly 38%, which outpaces the peer average. Life Storage is well positioned to deliver strong profitable growth given the Company’s financial discipline, best-in-class operating model and multiple revenue drivers, including acquisitions, third-party management, joint ventures, lease-ups and expansions.

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Life Storage’s size and dynamic operating platform allow it to scale its portfolio faster and more efficiently than Public Storage. Given its asset base, the Company is positioned to grow FFO per share faster than Public Storage. Life Storage’s leading third-party management platform and joint venture relationships also allow it to maintain a robust pipeline of potential future acquisitions at attractive valuations. Utilizing a strong and low leveraged balance sheet, Life Storage has increased its total store count by nearly 50% since the beginning of 2019, outpacing Public Storage’s ~19% store growth over that time. Additionally, the Company has a strong track record of improving properties to achieve compelling returns through its “expansion and enhancement” initiatives. These investments have yielded ROI in the double digits and significantly improved property NOI margins. This allows Life Storage to significantly improve the value of its properties to drive enhanced profitability and value for shareholders.

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Life Storage has significantly expanded its operating margins and has numerous initiatives underway to build on its progress. Since the beginning of 2019, Life Storage has improved same-store NOI margins by approximately 590 basis points, which compares favorably to Public Storage’s ~210 basis points margin improvement over the same period. The Company’s leading technology solutions, including the pioneering mobile RentNow platform, provide Life Storage with first mover advantage to improve operating margins and reduce operating expenses while maintaining the customer experience. These initiatives are expected to drive additional margin uplift. Life Storage also operates in attractive, rapidly growing markets. Any margin comparisons should reflect the geographical distribution of respective portfolios as well as variations in regional rental rates, operating approaches and tax laws.

Life Storage will provide further detail regarding the Board’s decision, its strategic progress and its financial outlook during its fourth quarter and full year 2022 earnings call, which will now be held on Friday, February 24, 2023, at 8:00 a.m. Eastern Time. The call was previously scheduled to begin at 9:00 a.m. Eastern Time.

Wells Fargo Securities and BofA Securities are acting as financial advisors to Life Storage and Hogan Lovells US LLP and Quinn Emanuel Urquhart & Sullivan LLP are serving as legal advisors.

Forward-Looking Statements

When used herein, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933 and in Section 21E of the Securities Exchange Act of 1934.

All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•	adverse changes in general economic conditions, the real estate industry and in the markets in which we operate;

•	the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;

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impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations;

•	potential liability for uninsured losses and environmental contamination;

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the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;

•	loss of key personnel;

•	the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations;

•	the Company’s ability to effectively compete in the industry in which it does business;

•	disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

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the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms;

•	interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants;

•	exposure to litigation or other claims;

•	risks associated with breaches of our data security;

•	the regional concentration of the Company’s business may subject the Company to economic downturns in the states of Florida and Texas;

•	the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and

•	failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.

ABOUT LIFE STORAGE, INC:

Life Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self-storage facilities. Located in Buffalo, New York, the Company operates more than 1,100 storage facilities in 37 states and the District of Columbia. The Company serves both residential and commercial storage customers with storage units rented by month. Life Storage consistently provides responsive service to more than 675,000 customers, making it a leader in the industry. For more information visit https://invest.lifestorage.com/.

Contact

Life Storage, Inc.

Brent Maedl 716.328.9756

bmaedl@lifestorage.com

Andrew Siegel / Dan Moore

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf

212.750.5833